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                                                      Exhibit 23.1



             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 1, 1995 appearing at page 18 of the 1995 Annual Report to Shareowners of Kellwood Company which is incorporated by reference in Kellwood Company's Annual Report on Form 10-K for the year ended April 30, 1995.


/s/Price Waterhouse LLP
Price Waterhouse LLP


St. Louis, Missouri
December 8, 1995